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EXHIBIT 21.0

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                       Whitewing Environmental Corporation

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                                 Total Recycling
                                 Services, Inc.

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---------------   -----------------   --------------------   -------------------
  EMP, Inc.       Total Recycling     ARS Properties, Inc.   Etters Realty, Inc.
                    Services of
                  Connecticut, Inc.
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     |
     |
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Clean Earth
Corporation
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